EXHIBIT 10.5


"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY REGULATION S UNDER THE ACT. UNTIL ONE YEAR AFTER THE DATE OF PURCHASE, NO AMOUNT OF THE SHARES MAY BE OFFERED, SOLD OR TRANSFERRED TO ANY U.S. PERSON. OFFERS, SALES OR TRANSFERS IN THE U.S. OR TO A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON ARE NOT PERMITTED, EXCEPT AS PROVIDED IN SAID REGULATION S, UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE."

                     REGULATION "S" STOCK PURCHASE AGREEMENT
                     ---------------------------------------

         This Stock Purchase Agreement is made as of June 21, 2007, by and between ARCOBEL INVESTMENT, INC., S.A., a Sociedad Anonima Corporation constituted according to the laws of the Republic of Panama, inscribed at File N(degree) 37836, Roll N(degree) 2045, Image N(degree) 163, of the Mercantile Microfilms Section of the Public Registry of the Republic of Panama, since April the 6th, 1979, domiciled at the Republic of Panama, Panama City ("BUYER"), and Dhanoa Minerals Ltd.,15 Oceanview Road, Lions Bay, B.C. V0N 2E0 Canada ("SELLER").

         WHEREAS, the SELLER desires to sell Two Million Ninety Thousand One Hundred Sixty Four (2,090,164) Shares of Regulation "S" Common Stock of the SELLER, at the Purchase Price (as hereinafter defined), to the BUYER;

         WHEREAS, the BUYER will also receive, at no extra cost, one warrant for the purchase of Two Million Ninety Thousand One Hundred Sixty Four (2,090,164) Shares of Regulation "S" Common Stock of the SELLER at the exercise price of $.61(U.S.) per share exercisable for a period of two (2) years from the date hereof, (the "Warrant"). The Warrant may be exercised in whole or in part on a pro rata basis, based upon the price referenced above.

         WHEREAS, the BUYER desires to purchase the Regulation "S" Shares from the SELLER in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties contained herein, the parties, intending to be legally bound hereby, agree as follows:

         1. SALE OF SHARES. The SELLER shall sell and deliver to the BUYER, at the Purchase Price, the Shares of the SELLER and the BUYER shall purchase and receive the Shares from the SELLER, at such Purchase Price.

         2. CLOSING DATE. This transaction shall be closed pursuant to the terms and conditions of this Agreement on June 21, 2007, 1:00 PM (local time) at the offices of the SELLER, or its designee. The date of closing of this transaction is herein called the "Closing Date". The actions outlined in Sections 3 and 10, which are to take place on the Closing Date, are herein called the "Closing".


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

         3. CLOSING. At Closing, the parties shall take the following actions:

                  3.1 TRANSFER OF SHARES. The SELLER shall sell, transfer, assign, and deliver to the BUYER, the Shares, all of which shall be issued and outstanding as of the Closing Date, upon the terms and subject to the conditions set forth in this Agreement. The SELLER shall deliver to the BUYER, free and clear of all claims and encumbrances, certificate(s) for the Shares which the SELLER is selling in accordance with Section 3.3 hereof, registered in the name of the BUYER or, if not so registered, then in fully negotiable form.

                  3.2 PURCHASE PRICE. BUYER does agree to purchase and SELLER does hereby agree to sell Two Million Ninety Thousand One Hundred Sixty Four (2,090,164) Shares of Regulation "S" Common Stock of the SELLER at the price of $1,275,000 (U.S.) at $.61 per share, payment as follows:

         a.) The purchase price shall be evidenced by a wire transfer, in favor of SELLER in the amount of $1,275,000 (U.S.);

         For the Account of:

         Dhanoa Minerals Ltd.
         15 Oceanview Road
         Lions Bay, B.C. V0N  2E0
         Canada

         The parties hereto agree that the purchase price has been adjusted to reflect a discount of 15% of the closing bid price of the Common Stock of the SELLER on the day of the sale.


         4. SECURITIES ACT OF 1933 AND HOLDING PERIOD. The BUYER covenants and agrees as follows:

                  4.1 The BUYER understands that the Shares acquired pursuant to this Agreement have not been registered under the United States ("US") Securities Act of 1933 ("1933 Act") with the Securities and Exchange Commission in reliance upon the exemption from such registration requirements afforded by Regulation "S" under the 1933 Act, governing the offer and sale of securities that occur outside the U.S., nor with any state securities commission. The BUYER agrees and acknowledges that the SELLER shall have cause to issue Stop Transfer instructions to its registrar or transfer agent prohibiting the transfer of the Shares delivered under this Agreement for a period of 12 months after the date of Closing and as set forth herein below.

                  4.2 The BUYER hereby represents and warrants that: it is a Sociedad Anonima Corporation constituted according to the laws of the Republic of Panama, with principal executive and administrative offices located outside the US within the meaning of Rule 902(o) of Regulation "S".

                  4.3 The BUYER agrees that the Shares acquired by the BUYER pursuant to this Agreement shall not be voluntarily sold, transferred or otherwise disposed of for a minimum period of 12 months from the date of Closing.


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

                  4.4 The BUYER understands that any disposition of the Shares in violation of this Agreement, as well as Sections 4.1, 4.3, or this Section 4.4, shall be null and void. No transfer of the Shares shall be made by the SELLER'S registrar or transfer agent upon the SELLER'S stock transfer books or records unless there has been compliance with the terms of this Agreement, including Sections 4.1, 4.3, and this Section 4.4. The SELLER shall have cause to issue Stop Transfer instructions to its registrar, or transfer agent, to the effect that the certificate(s) evidencing the Shares may not be transferred for a period of 12 months after the date of Closing and thereafter may be transferred immediately thereafter except as provided in Sections 2 and 3.1 hereof. The BUYER agrees to indemnify and hold the SELLER harmless from and against all Material Damages, as defined in Section 10, that result from or arise out of any disposition of the Shares in violation of this Agreement.

         5. CONDITIONS OF BUYER'S AND SELLER'S OBLIGATION TO CLOSE. The following shall be conditions of the BUYER'S and the SELLER'S obligation to close hereunder, which either the BUYER or the SELLER, in each's sole discretion, may waive in whole or in part:

                  5.1 REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE SELLERS. Representations and Warranties made by the BUYER, and the SELLER, in this Agreement shall be true and correct as of the Closing Date as fully made at this time.

                  5.2 NO DEFAULT - COVENANTS AND AGREEMENTS. Neither the BUYER nor the SELLER shall be in material default with respect to any obligation under this Agreement and it shall have performed or compiled with all covenants, agreements and conditions to be performed or compiled with by it prior to or at the Closing.

         6. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The SELLER represent and warrant to the BUYER that the statement contained in Sections 6.1 through
6.9 are true and correct on the date hereof and will be true and correct on and as of the Closing Date as follows:

                  6.1 CORPORATE STANDING. The SELLER is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and it has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The SELLER has full power and authority to carry on its business as it is now being conducted and to own its assets. The SELLER is duly qualified to transact business in each jurisdiction where the nature of its business requires it to be so qualified and where the failure so to qualify would have a material adverse effect on the business of the SELLER. The execution and delivery of this Agreement by the SELLER does not, and the consummation of the transactions contemplated hereby will not, violate or result in a breach of any provisions of SELLER'S Charter or Bylaws.

                  6.2 CAPITAL STOCK. The authorized capital stock of the SELLER consists of One Hundred Fifteen Million (115,000,000) shares of authorized common stock, $.001 par value per share, of which approximately Forty Million (40,000,000) shares of Common Stock (excluding treasury Shares), have been validly issued and are outstanding, fully paid and non-assessable as of June 21, 2007.


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

                  6.3 AUTHORITY. The SELLER has full power and authority to enter into this Agreement and have taken all action or will use their best efforts to take all action necessary to authorize the execution, delivery and performance of this Agreement, the completion of the transactions contemplated hereby and the execution and delivery on behalf of the SELLER of any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement. Upon delivery of the Shares and payment of the purchase price, good and clear title to the Shares will pass, free and clear of all restrictions on transfer, liens, encumbrances, security interest and claims whatsoever, to the BUYER, subject, however, to the provisions of Section 2, 3, and 4 inclusive.

         No consent or approval of any court, governmental agency or other public authority, or of any other person, corporation or entity with any actual or alleged interest in the SELLER is required as a condition to (a) the validity or enforceability of this Agreement or any other instruments to be executed by the SELLER to effectuate this Agreement, or (b) the completion or validity of any of the transactions contemplated by this Agreement. This Agreement has been properly executed and delivered by the SELLER, and constitutes the valid and legally binding agreement of the SELLER and is enforceable against the SELLER in accordance with its terms.

                  6.4 FINANCIAL STATEMENTS. The SELLER shall furnish, or make available to the BUYER, financial statements contained in the SELLER'S annual report on Form 10-KSB for the year ended April 30, 2007, and its most recent quarterly report on Form 10-QSB ("Financial Statements"). There has been no material adverse change in, material loss or destruction of, or material amount of damage to the financial condition or business of the SELLER since the filing of the most recent Form 10-QSB, whether or not arising from transactions in the ordinary course of business. The regular books of account of the SELLER fairly and accurately reflect all transactions since the filing of the most recent Form 10-QSB, are true, correct and complete, and are maintained and kept in accordance with generally accepted accounting principles consistently applied. The SELLER has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, which would materially and adversely affect the condition (financial and otherwise) of the SELLER, except and to the extent reflected or reserved against in the balance sheets included in the Financial Statements. No dividends are due or unpaid by the SELLER.

                  6.5 LAWSUITS AND PROCEEDINGS. There are no actions at law or in equity, proceeding, governmental proceedings or investigations pending or threatened against the SELLER, or against or with respect to the business or assets of the SELLER, and the SELLER is not in material default with respect to any decree, injunction or other order of any court or government authority. The SELLER is in substantial compliance with all (and has not received any notice of any claimed violation of any) applicable, federal, state, county or municipal laws, ordinances, and regulations. There is no action at law or in equity, arbitration proceeding, governmental proceeding or investigation, or motion or request to any court, pending or threatened, against, or with respect to the SELLER, with respect to this Agreement or any of the transactions contemplated hereby.

                  6.6 TAXES. The SELLER knows of no outstanding claims against it for taxes which constitute a lien on the Shares being sold hereunder.


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

                  6.7 EXTRAORDINARY TRANSACTIONS. Since the filing of the SELLER'S most recent Form 10-QSB, the SELLER has not (i) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets; (ii) canceled any claim of or debts owed to it, or, except in each case in the ordinary course of business, sold or transferred any of its assets; (iii) made any management decisions involving any material change in its policies with regard to the provision of services, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or tax policies or practices; or (iv) declared or paid any dividends on, or made any distributions in respect of any outstanding Shares of capital stock of the SELLER.

                  6.8 ADVERSE CIRCUMSTANCES. To the best knowledge of the SELLER, there are no facts, developments or circumstances, existing or threatened, of a special or unusual nature that may be materially adverse to the assets, business, financial condition or future prospects of the SELLER.

                  6.9 LIABILITIES. The SELLER has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, existing, or which may hereafter arise out of any transaction entered into prior to the Closing Date or out of any act or failure to act on the part of the SELLER, or any of its employees, or agents, prior to the Closing Date, except (i) as and to the extent and in the amounts reflected or reserved against in the Financial Statements, and (ii) current liabilties incurred in the ordinary course of business since its filing of the SELLER'S most recent Form 10-QSB.

         7. COVENANTS AND AGREEMENTS OF THE BUYER. The BUYER hereby covenants and agrees as follows:

                  7.1 CORPORATION ACTION. The BUYER shall duly take all action, corporate or otherwise, necessary or appropriate to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  7.2 IMPAIRMENT - REPRESENTATIONS AND WARRANTIES. The BUYER shall not take any action or fail to take any action without the prior written approval of the SELLER, which would or might cause any representation or warranty of the SELLER made herein not to be true on the Closing Date, or impair the SELLER'S ability to carry out their obligations under this Agreement.

                  7.3 DUE DILIGENCE. The BUYER or its agents, have had a full opportunity to conduct its due diligence of the SELLER in connection with this Agreement to its complete satisfaction. The BUYER is familiar with the SELLER, its financial condition, business and prospects, has been provided with such information concerning the SELLER'S financial and other affairs as the BUYER deems necessary to enter into and perform this Agreement, has had sufficient opportunity to ask questions and receive answers to verify the accuracy of such information, and is not in any way relying upon any information, representation or warranty (without implying that the supplying of any such information or the making of any such representation or warranty has occurred) that the SELLER, or its officers, directors, employees, agents and attorneys have provided, or have failed to provide, to the BUYER in entering into or performing this Agreement.


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

         8. CONDITIONS OF THE SELLER'S OBLIGATION TO CLOSE. The obligations of the SELLER to close this transaction and transfer and deliver to the BUYER the Shares, as set forth in Section 4.1 hereof, and to perform his obligations pursuant to the terms and conditions of this Agreement, are subject to the fulfillment as of the Closing Date of each of the following conditions precedent, any or all of which may be waived in writing by the SELLER;

                  8.1 PAYMENT OF PURCHASE PRICE. The BUYER has paid the Purchase Price;

          9. DELIVERY OF DOCUMENTS BY THE SELLER. At the Closing, and in addition to all other documents and instruments, which the SELLER is required to deliver, pursuant to this Agreement, the SELLER shall deliver to the BUYER the following documents duly executed by the SELLER, or the directors, officers, or employees of or counsel to the SELLER, or appropriate governmental officials, in form and substance satisfactory to the BUYER and its counsel.

         10. INDEMNIFICATION.

                  10.1 INDEMNIFICATION. The SELLER and the BUYER agree to jointly and severally indemnify each other and hold each other harmless from and against all material damages, losses, costs, liabilities, expenses and deficiencies, including, without limitation, additional taxes, and interest expenses, attorneys fees and expenses and accountant and expert witness fees and expenses (collectively "Material Damages") that result from or arise out of any misrepresentation, breach of warranty, or non-fulfillment of any agreement, covenant or obligation on the part of the other under this Agreement. Upon written demand, the indemnifying person(s) shall reimburse the indemnified person(s) immediately for all Material Damages for and against which indemnified person(s) is(are) to be indemnified and held harmless pursuant to this Section. The obligation of the SELLER and the BUYER to indemnify each other, under this Section, shall terminate on the Third (3rd) anniversary of the Closing Date except as to matters to which the indemnified person(s) had(have) made a claim for indemnification or given written notice of a possible claim for indemnification on or prior to such date.

         11. BROKERAGE FEES. The BUYER and the SELLER each represent and warrant that no broker, finder or intermediary is entitled to receive any brokerage or similar type of commission or payment payable by any other and each will hold the others harmless against and in respect of any claim for brokerage or similar type of commission or payment.

         12. TERMINATION OF AGREEMENT. This Agreement and the transaction contemplated hereby may be terminated by the BUYER or the SELLER without liability of any kind to the BUYER or the SELLER by written instrument, signed by the BUYER or the SELLERS and delivered at any time on or prior to the Closing Date, giving notice of termination, if:

                  (a) There has been a material misrepresentation or material breach of warranty on the part of the BUYER, or the SELLERS, in the representations and warranties set forth herein or in any Exhibit hereto or in any certificate delivered pursuant hereto, or the BUYER, the SELLERS shall have failed to perform or comply with in any material respect any covenant, agreement or condition to be performed or complied with by either of them prior to, or at Closing, due to the non-fulfillment of any condition set forth herein;


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

                  (b) In the reasonable judgment of the BUYER or the SELLER the transactions contemplated by this Agreement have become inadvisable or impracticable by reasons of (i) the enactment of new federal, state or local legislation since the date of this Agreement, or (ii) the announcement or the institution by federal, state or local authorities of an investigation of or litigation or proceedings against the SELLER, which may have a material and adverse effect on the SELLER, or the transactions contemplated hereby, or (iii) the institution since the date of this Agreement by any other person, corporation or entity of litigation or proceedings against or in regard to the SELLER, which may have a material and adverse effect upon the authority, or ability, of the SELLER to consummate the transactions contemplated hereby; or,

                  (c) The business, assets, result of operations, financial condition or future prospects of the SELLER have been significantly and adversely affected by reason of changes or developments in operations, other than in the ordinary course of business, since the filing of the SELLER'S most recent Form 10-QSB.

         13. AFFECT OF TERMINATION. In the event that this Agreement shall be terminated in accordance with the provisions of the Agreement, then all further obligations of the BUYER, and the SELLER under this Agreement shall terminate without further liability of any one party to the others.

         14. EXPENSES. All legal, accounting and other costs and fees incurred by the BUYER, or the SELLER, in connection with the transactions contemplated by this Agreement shall be borne and paid for by that party.

         15. MISCELLANEOUS PROVISIONS.

                  15.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective representations, warranties, covenants and agreements made in this Agreement by the BUYER, the SELLER shall survive the Closing. The respective representations and warranties of each contained herein or in any certificates delivered pursuant hereto shall not be deemed to be waived or otherwise affected by an investigation or audit made by any other or by any action taken by any other at the request of any other hereto.

                  15.2 ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by the BUYER, or the SELLER, in whole or in part, without the prior written consent of the others.

                  15.3 NOTICES. Any notice, request, instruction or other document or communication required or permitted to be given upon delivery in person or upon being deposited in the mail, postage prepaid, for mailing by certified or registered mail, as follows:


If to the SELLER, delivered and mailed to:
Dhanoa Minerals Ltd.
15 Oceanview Road,
Lions Bay, B.C. V0N  2E0
Canada


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

If to the BUYER, delivered or mailed to:
ARCOBEL INVESTMENT, INC., S.A.,
%Lcdo. Jaime E. Vega G.
CAMARENA, MORALES Y  VEGA
Calle Ricardo Arias, Campo Alegre,
Edificio Proconsa II, Segundo Piso
Oficina No  2-A
Apartado 0823-01308
Panama City, Panama

                  15.4 SECTION HEADINGS. Section headings are for convenience only and shall not limit or otherwise affect any of the provisions of this Agreement.

                  15.5 ENTIRE AGREEMENT. This Agreement and any Exhibits hereto constitute the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

                  15.6 WAIVERS - AMENDMENTS. Any of the terms or conditions of this Agreement may be waived, but only in writing by the party which is entitled to the benefit thereof, and this Agreement may be amended, or modified in whole, or in part only by an agreement in writing, executed by all the parties to this Agreement.

                  15.7 BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. As used herein, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural.

                  15.8 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without regard to conflicts of law.

                  15.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

AGREED TO AND ACCEPTED JUNE 21, 2007

BUYER:                                 SELLER:

ARCOBEL INVESTMENT, INC., S.A.         DHANOA MINERALS LTD.

By: /s/ Licimaco Herrera Soto          By: /s/ Lee A. Balak
    -------------------------              -------------------------------------
    Licimaco Herrera Soto                  Lee A. Balak
    President                              Chief Executive Officer and President


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